                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Name:                               Newcastle Capital Management, L.P.

Address:                            300 Crescent Court, Suite 1110
                                    Dallas, Texas 75201

Designated Filer:                   Newcastle Partners, L.P.

Issuer & Ticker Symbol:             MaxWorldwide, Inc. ("MAXW.PK")

Statement for Month/Day/Year:       08/25/03

Name:                               Newcastle Capital Group, L.L.C.

Address:                            300 Crescent Court, Suite 1110
                                    Dallas, Texas 75201

Designated Filer:                   Newcastle Partners, L.P.

Issuer & Ticker Symbol:             MaxWorldwide, Inc. ("MAXW.PK")

Statement for Month/Day/Year:       08/25/03

Name:                               Mark E. Schwarz

Address:                            300 Crescent Court, Suite 1110
                                    Dallas, Texas 75201

Designated Filer:                   Newcastle Partners, L.P.

Issuer & Ticker Symbol:             MaxWorldwide, Inc. ("MAXW.PK")

Statement for Month/Day/Year:       08/25/03

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